Exhibit 99.1

Zurn Elkay Water Solutions Announces Executive Promotions

MILWAUKEE, May 27, 2026—Zurn Elkay Water Solutions Corporation (NYSE: ZWS) announced today the promotion of Dave Pauli, 44, to the position of Chief Operating Officer (COO), reporting to Todd A. Adams, Chairman and CEO. Pauli will oversee all of the company’s operations, supply chain management and information technology, focusing on operational excellence and executing the company’s strategic plan initiatives.

Dan Klun, 51, is being promoted to the role of Chief Financial Officer (CFO), also reporting to Adams. Klun will oversee all aspects of Zurn Elkay’s financial operations effective immediately, including financial planning and analysis, treasury, financial reporting, tax, internal audit and investor relations. He joined the company in 2005 and has served in various roles of increasing responsibility, most recently as Vice President – Finance since 2017 and prior to that as Vice President – Corporate Controller. Klun brings nearly 30 years of financial and accounting experience with public companies and started his career in public accounting.

“We’re thrilled to announce the promotion of two highly accomplished senior executives who will continue to drive our results in both the near and long term,” said Todd A. Adams, Chairman and CEO. We’ve built an organization and culture that prioritizes focus, development and succession — strengths that have helped us more than double sales over the past five years while achieving record levels of profitability and cash flow.

“As we look ahead, guided by the Zurn Elkay Business System (ZEBS), we are positioned to build on our strong track record of growth, performance, and continuity — driven by the organizational structure we’re announcing today. Continuing to guide these efforts is our company President, Jeff Schoon, 43, who joined the company in 2010 and will continue to report to me. These moves position Jeff to invest more time on our growth initiatives and strategic priorities of growing our served markets, while building on Dave’s financial and operational experience to further leverage his leadership capabilities across the organization. Finally, having worked with Dan for more than 25 years, I’m excited and confident in his readiness to serve as CFO. He knows our business extraordinarily well.”

Pauli joined Zurn Elkay in 2012 as Assistant Corporate Controller, later adding responsibility for financial planning and analysis (FP&A). He went on to serve as a divisional Vice President – Finance before being named Corporate Controller in 2016 and Chief Financial Officer in 2024.

Second-Quarter Results
“Our second quarter results are tracking very much in-line with one month left to go, and we look forward to discussing our second quarter results and second half outlook in late July," said Adams.

About Zurn Elkay Water Solutions
Named one of America’s Most Responsible Companies and one of America’s Greenest Companies by Newsweek and one of the World’s Best Companies for Sustainable Growth by TIME, Zurn Elkay Water Solutions is headquartered in Milwaukee, Wisconsin, and is a growth-oriented, pure-play water management business that designs, procures, manufactures and markets what we believe to be the broadest sustainable product portfolio of specification-driven water management solutions to improve health, hydration, human safety and the environment. The Zurn Elkay product portfolio includes professional grade water safety and control products, flow systems products, hygienic and environmental products and filtered drinking water products for public and private spaces. Learn more at zurnelkay.com.

Cautionary Statement on Forward-Looking Statements
Information in this release may involve outlook, expectations, beliefs, plans, intentions, strategies or other statements regarding the future, which are forward-looking statements. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based on information available to Zurn Elkay Water Solutions as of the date of this release, and Zurn Elkay Water Solutions assumes no obligation to update any such forward-looking statements. The statements in this release are not guarantees of future performance, and actual results could differ materially from current expectations. Numerous factors could cause or contribute to such differences. Please refer to “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements” in our report on Form 10-K for the period ended December 31, 2025, as well as the Company’s subsequent annual, quarterly and current reports filed on Forms 10-K, 10-Q and 8-K from time to time with the Securities and Exchange Commission for a further discussion of the factors and risks associated with the business.

Media Contact:
Angela Hersil, VP – Marketing & Communications and Sustainability
855-480-5050 or 414-808-0199, Corporate.Communications@zurnelkay.com

Investor Contact:
Bobbi Belstner, Vice President and Corporate Controller
414-361-0122